UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2023

ROKU, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Coleman Ave San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)
(408) 556-9040
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Roku, Inc. (the “Company”) is aware that Silicon Valley Bank (“SVB”) was closed today by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. According to the FDIC, all insured depositors of SVB will have full access to their insured deposits no later than Monday morning, March 13, 2023. The FDIC will pay uninsured depositors an advance dividend within the next week. Uninsured depositors will receive a receivership certificate for the remaining amount of their uninsured funds. As the FDIC sells the assets of SVB, future dividend payments may be made to uninsured depositors.

The Company has total cash and cash equivalents of approximately $1.9 billion as of March 10, 2023. Approximately $487 million is held at SVB, which represents approximately 26% of the Company’s cash and cash equivalents balance as of March 10, 2023. Approximately $1.4 billion of the Company’s cash and cash equivalents is distributed across multiple large financial institutions. The Company’s deposits with SVB are largely uninsured. At this time, the Company does not know to what extent the Company will be able to recover its cash on deposit at SVB.

Notwithstanding the closure of SVB, the Company continues to believe that its existing cash and cash equivalents balance and cash flow from operations will be sufficient to meet its working capital, capital expenditures, and material cash requirements from known contractual obligations for the next twelve months and beyond.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, estimates regarding the sufficiency of the Company’s cash and cash equivalents and cash flow from operations and the Company’s ability to recover its cash in deposit at SVB. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. All information provided in this Current Report on Form 8-K is as of March 10, 2023, and the Company undertakes no duty to update this information unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: March 10, 2023
	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer